SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)          March 3, 1998
                                                -----------------------

                            ENSEC INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)



         Florida                        0-21361                  65-0654330
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(State or other jurisdiction        (Commission File            (IRS Employer
      or incorporation)                  Number)            Identification No.)



              1 World Trade Center, Suite 3357, New York, New York
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       10048 (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code (212) 524-0600

        751 Park of Commerce Drive, Suite 104, Boca Raton, Florida 33437
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          (Former name or former address, if changed since last report)




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Item 5.           Other Events.

                  On March 3, 1998, the Company announced that it has closed its Boca Raton headquarters and eliminated all existing personnel at that location, in connection with its efforts to conserve its limited cash, its decision that profitable operating results in the United States can only be achieved through licensing agreements verses manufacturing, installation and service activities and to focus its remaining resources on its more promising operations in Brazil. The closing of this office and refocus of the Company's operating strategy resulted in the resignation of the Company's Chief Financial Officer and Vice President of Engineering. The Company has signed a distribution agreement with Integrated Security Resources, Inc. and is currently in negotiations to outsource support for some of its existing customer base. The Company continues to hold discussions with other parties to license its software and sell the rights for software support in the United States.

                  Ensec continues to experience severe financial difficulties particularly in the United States and has been and continues to pursue the private placement of either debt or equity securities. There can be no assurance that the Company's effort will be successful.






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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  ENSEC INTERNATIONAL, INC.


                                                  By: /s/ Charles N. Finkel
                                                      -----------------------
                                                       CHARLES N. FINKEL
                                                       Chief Executive Officer


DATED:  March 5, 1998


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